1988 Director Plan - Option Exhibit 10au

OPTION AGREEMENT dated this ___ day of _____ ____, providing for the granting of an option by C. R. Bard, Inc., a New Jersey corporation (the "Corporation"), to of , a non-employee director of the Corporation (the "Optionee");

The Corporation has duly adopted the 1988 Directors Stock Award Plan, as Amended and Restated, (the "Plan"), a copy of which is attached hereto and incorporated herein by reference. Pursuant to the Plan, the Optionee has been granted an option (the "Option") under the Plan to buy ______ shares (the "Option Shares") of the Corporation's Common Stock, on the terms and conditions hereinafter provided, at an option price per share set forth below, which is the mean between the high and low sale price, on the New York Stock Exchange-Composite Transactions Tape on the date of the granting of the option, or if there is no sale on that date, then on the next preceding date on which a sale was reported. It is intended that the Options granted hereunder shall be non-qualified stock options. Capitalized terms not defined herein shall have the meanings provided in the Plan.

1. Option Price. The Option shall be exercisable at a price of $_____ per share (the "Option Price") on the terms and conditions hereinafter provided.

2. Period of Option and Conditions of Exercise. The term of the Option and of this Option Agreement shall commence on the date hereof (the "Date of Grant"). The Option has a term of ten years from the Date of Grant and, to the extent not therefore exercised or terminated, shall expire on the tenth anniversary of the Date of Grant. The Option shall not be exercisable within twelve months after the Date of Grant, and thereafter the Option will become exercisable with respect to _____ shares on each of the first three anniversaries of the Date of Grant; provided that if the Optionee shall die while holding the Option, and at the time of death such Option is exercisable with respect to less than 100% of the shares subject thereto, the number of shares with respect to which the Option shall be exercisable shall be increased to 100% of the total number of shares subject to the Option. Optionee may exercise the exercisable portion of the Option in whole at any time or in part from time to time prior to the tenth anniversary of the Date of Grant subject to earlier termination of the Option, as provided below, upon Optionee's cessation of service as a director. Upon a termination of the Option pursuant to this Option Agreement, all rights of the Optionee hereunder shall cease.

3. Post-Termination Exercise. Upon Optionee's ceasing to be a member of the Board of Directors of the Corporation for any reason, the Option or any portion thereof that is not then exercisable shall be immediately terminated and forfeited. The exercisable portion of the Option as of such cessation shall be exercisable as provided below.

If the Optionee shall, by reason other than death or retirement (defined as the voluntary cessation of service as a director by a director who is 55 years of age or older and who has served on the Board of Directors of the Corporation for at least five years), cease to be a member of the Board of Directors of the Corporation, the Optionee shall be permitted to exercise the Option within sixty days from the day he or she ceased to be a member of the Board of Directors, but in no event later than the expiration date of the Option, to the extent exercisable by the Optionee at the time he or she ceased to be a member of the Board of Directors. If the Optionee shall die after the date he or she ceases to be a member of the Board of Directors of the Corporation, the Option shall be exercisable to the extent, and during the period, that the Option would, but for his or her death, have otherwise been exercisable by the Optionee.

If the Optionee shall cease to be a member of the Board of Directors of the Corporation by reason of retirement (as defined in the immediately preceding paragraph), the Optionee shall be permitted to exercise the Option until the expiration date of the Option, with respect to all or any part of the entire balance of shares of Common Stock to the extent exercisable by the Optionee at the time he or she retired.

If the Optionee shall cease to be a member of the Board of Directors of the Corporation by reason of death, the period during which the Option shall be exercisable shall commence on the date of death and end on the first anniversary of the first day of the month in which the date of death occurred, but in no event shall the period extend beyond the expiration date of the Option.

4. Non-Transferability of Option; Death of Optionee. The Option and this Option Agreement shall not be transferable otherwise than by will or by the laws of descent and distribution; and the Option may be exercised, during the lifetime of the Optionee, only by him or her.

5. Exercise of Option. The Option shall be exercised in the following manner: the Optionee or the person or persons having the right to exercise the Option upon the death of the Optionee as provided in Section 8.3 of the Plan, shall deliver to the Corporation (i) written notice, specifying the number of Option Shares which he or she elects to purchase, together with (ii) payment in full by certified or bank cashier's check payable to the order of the Corporation and/or, to the extent permitted by law, the surrender or delivery to the Corporation of shares of its Common Stock held by the Optionee for at least 6 months upon the exercise of the Option or any other form of consideration acceptable to the Corporation, and the stock purchased shall thereupon be promptly delivered. The value of any shares of Common Stock of the Corporation surrendered or delivered in payment of the exercise price shall be the mean between the high and low sale price, on the New York Stock Exchange-Composite Transactions Tape on the date the Option is exercised, or, if there is no sale on that date, then on the next preceding date on which a sale was reported. No Optionee or his or her legal representatives, legatees or distributees, as the case may be, will be deemed to be a holder of any shares of Common Stock pursuant to exercise of the Option until the date of the issuance of a stock certificate to him or her for such shares.

6. Specific Restrictions Upon Option Shares. The Optionee hereby agrees with the Corporation as follows:

(a) If the issuance of Option Shares has not been registered under the Securities Act of 1933, as amended, any certificate representing Option Shares, shall include the following legend:

"The Shares represented by this certificate have not been registered under the Securities Act of 1933 (the "Act") and, accordingly, may not be offered, sold or otherwise pledged, hypothecated or transferred unless (a) pursuant to an effective registration statement under the Act or (b) an applicable exemption from the registration requirements of the Act is available. In addition, the transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions contained in the 1988 Directors Stock Award Plan of C. R. Bard, Inc., as amended and restated."

(b) The Optionee shall not dispose of Option Shares in transactions which, in the opinion of counsel to the Corporation, would violate the Securities Act of 1933, as then amended, and the rules and regulations thereunder.

7. Notices. Any notice required or permitted under this Option Agreement shall be deemed given when delivered personally, or when deposited in a United States Post Office as registered mail, postage prepaid, addressed, as appropriate, either to the Optionee at his or her address hereinabove set forth or such other address as he or she may designate in writing to the Corporation, or to the Corporation, Attention: Secretary, at 730 Central Avenue, Murray Hill, New Jersey 07974, or such other address as the corporation may designate in writing to the Optionee.

8. Failure to Enforce Not a Waiver. The failure of the Corporation to enforce at any time any provision of this Option Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

9. Governing Law. This Option Agreement shall be governed by and construed according to the laws of the State of New Jersey.

10. Provisions of Plan. The Option provided for herein is granted pursuant to the Plan, and said Option and this Option Agreement are in all respects governed by the Plan and subject to all of the terms and provisions thereof, whether such terms and provisions are incorporated in this Option Agreement solely by reference or are expressly cited herein.

IN WITNESS WHEREOF, the Corporation has executed this Option Agreement in duplicate on the day and year first above written.

C. R. BARD, INC.

By__________________________

Timothy M. Ring

Chairman and

Chief Executive Officer

The undersigned hereby accepts, and agrees to, all terms and provisions of the foregoing Option Agreement.

____________________________

, Optionee